                                ESCROW AGREEMENT

      Escrow Agreement (the "Escrow Agreement"), dated as of November 26, 1999, among Manufacturers' Services Limited, a Delaware corporation (the "Company"), the purchasers set forth on the signature pages hereto (the "Purchasers") and Snoga, Inc., a Delaware corporation, as escrow agent (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings specified in the Subscription Agreement described below.

                                    RECITALS

      WHEREAS, the Company and the Purchasers have entered into a Preferred Stock and Warrant Subscription Agreement, dated as of November 26, 1999 (as amended, supplemented or otherwise modified, the "Subscription Agreement"), pursuant to which the Purchasers have agreed to purchase preferred stock of the Company, par value $.001 per share, having an aggregate liquidation value of $50,000,000 (the "Preferred Stock") and warrants (the "Warrants" and, together with the Preferred Stock, the "Securities") to purchase 5% of the fully-diluted common equity of the Company, subject to the terms and conditions set forth in the Subscription Agreement.

      WHEREAS, pursuant to Section 5.01(f) of the Subscription Agreement, it is a condition to the Purchasers' obligation to purchase the Securities that, contemporaneously with the original issuance of the Securities, this Escrow Agreement shall have been executed and delivered by each of the parties hereto.

                                    AGREEMENT

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Delivery of Escrow Securities.

      (a) At or prior to the date of original issuance of the Preferred Stock (the "Closing Date"), the Company shall deliver, or cause to be delivered to the Escrow Agent duly authorized and executed certificates (the "Warrant Certificates") representing certain of the Warrants, as contemplated by the Subscription Agreement.

      (b) The Warrants delivered to the Escrow Agent pursuant to this Escrow Agreement shall be held in escrow and released therefrom on the terms and conditions set forth herein.

      SECTION 2. Release of Warrants. (a) If Preferred Stock (or Exchange Debentures (as defined in the Certificate of Designations, Preferences and Rights setting forth the terms of the Preferred Stock (the "Certificate of Designation")) which have been exchanged therefor) remains outstanding on the first anniversary of the Closing Date (the "First Anniversary Date") and has not been redeemed by the Company, then the Escrow Agent shall promptly release all Warrants held in escrow to the applicable Purchaser thereof. Upon the redemption by the Company prior to the First Anniversary Date of all outstanding Preferred Stock (or Exchange Debentures which have been exchanged therefor), the Escrow Agent shall promptly return all Warrants held in escrow to the Company.

      (b) The Company will provide, or cause to be provided, to the Escrow Agent all such information as the Escrow Agent may from time to time reasonably request.

      (c) In connection with any transfer to any other Person by a Purchaser of its interest in any Warrants held by the Escrow Agent, (i) such Person will execute and deliver to the Escrow Agent an agreement to be bound by the terms of this Escrow Agreement, and following such execution and delivery, such Person will be deemed to be the Purchaser of such Warrants for purposes of this Agreement and (ii) in accordance with Section (f)(2) of the Warrant Certificate, the Company shall exchange with the Escrow Agent new Warrants in the name of such Person and, if such Purchaser's entire interest is not being transferred to such Person, in the name of such Purchaser.

      SECTION 3. Responsibility of the Escrow Agent. The Company and the Purchasers appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent owes no duty to any other person or entity by reason of this Escrow Agreement. The Escrow Agent accepts the duties expressly set forth in this Escrow Agreement and undertakes to perform only such duties relating thereto as are specifically set forth herein. The Escrow Agent shall have no duty to calculate or verify the calculation of any amounts, percentages or ratios to be determined hereunder and shall be entitled to conclusively rely on the amounts set forth in notices delivered to it hereunder. The parties hereto agree that the following terms and conditions shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent hereunder.

      (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement, and no implied covenants, duties or obligations (including, without limitation, any duty to solicit the delivery of any Warrants) shall be read into this Escrow Agreement against the Escrow Agent, nor shall it have, or be deemed to have, any duties or


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responsibilities under the provisions of any other agreements (including, without limitation, the Subscription Agreement) between the other parties hereto or any other Person.

      (b) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted by it in good faith, or mistake of fact or law, or for anything it may do or refrain from doing in connection herewith or therewith, except its own gross negligence or willful misconduct.

      (c) The Escrow Agent may rely and shall be authorized and protected in acting or refraining from acting in good faith in reliance upon any written instruction, communication, notice, request, resolution, direction, certificate, statement, approval, appraisal, promissory note, share or warrant certificate or other paper or document, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and to have been presented by the proper party.

      (d) The Escrow Agent may consult with counsel, auditors and other experts of its own choice and any opinion or advice of counsel or of such auditors or other experts shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with such opinion or advice of counsel or of such auditors or other experts within the area of their respective expertise.

      (e) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

      (f) The Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon, the validity, binding effect, execution or sufficiency of this Escrow Agreement, the Warrants or of any agreement amendatory or supplemental hereto or thereto or the absence or presence of any liens or encumbrances on the property held in escrow hereunder.

      (g) The Escrow Agent shall be under no duty to prepare, conduct or monitor any filing, recording or registration, re-filing, re-recording or re-registration of this Escrow Agreement or of any agreement amendatory hereof or of any instrument or assignment, conveyance or further assurance, or to pay any taxes, fees or charges in connection therewith, or to give any notice with respect thereto or to pay, inquire into or prepare, conduct or monitor the payment of, or be under any duty in respect of or arising out of, any tax or assessment or other governmental charge which may be levied or assessed on the property held in


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

escrow hereunder or any part thereof or any confiscation of such property. No property held in escrow by the Escrow Agent hereunder shall be subject to any set-off, counterclaim, recoupment or other right which the Escrow Agent may have against any of the parties hereto (except with respect to any payments to be made to the Escrow Agent hereunder) or against any other Person for any reason whatsoever.

      (h) If any controversy arises between the parties hereto or with any third person with respect to the subject matter of the escrow described herein, the Escrow Agent shall not be required to determine the outcome of same or take any action in the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as the Escrow Agent may require, notwithstanding instructions to the contrary, and in such event the Escrow Agent shall not be liable for interest or damages, except that the Escrow Agent shall not deliver the Warrants held in escrow hereunder in any manner other than in accordance with Section 2 hereof, except in accordance with a final nonappealable order of a court of competent jurisdiction.

      (i) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

      (j) Without limiting and in furtherance of the foregoing, the Escrow Agent shall not be liable or responsible for any of the provisions of the Preferred Stock or the Warrants except for those expressly referred to herein.

      SECTION 4. Qualifications. The Escrow Agent shall at all times be Snoga, Inc., or a bank, trust company or corporation in good standing organized and doing business under the laws of the United States of America or a State of the United States, and having combined capital and surplus of not less than one hundred million dollars ($100,000,000). If the Escrow Agent shall at any time cease to have the foregoing qualifications, the Escrow Agent shall resign within 30 days thereafter, such resignation to become effective as provided in Section 5 hereof.

      SECTION 5. Removal and Resignation. The Escrow Agent and any successor Escrow Agent may at any time be removed at the written direction of the Purchasers and the Company. The Escrow Agent or any successor Escrow Agent may at any time resign and be discharged of its obligations hereunder by


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

giving written notice to the Company and each holder of the Preferred Stock, specifying the date upon which it desires that such resignation shall take effect. Such removal or resignation shall take effect on the date specified in the notice of removal or resignation, which date shall not be earlier than 30 days after the giving of the notice of removal or resignation unless previously a successor Escrow Agent shall have been appointed pursuant to Section 6 hereof and shall have accepted such appointment, in which event such removal or resignation shall take effect immediately upon the acceptance by such successor Escrow Agent. The Company agrees to take prompt steps to have a successor Escrow Agent appointed in the manner hereinafter provided.

      SECTION 6. Appointment of Successor Agent. If at any time the Escrow Agent shall resign or be removed or otherwise become incapable of acting or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a successor Escrow Agent (duly qualified as provided in Section 4 above) shall be appointed by the Company with the consent of the Purchasers by an instrument in writing delivered to the Escrow Agent within the time specified below. Upon delivery of said instrument to and acceptance of said instrument by the successor Escrow Agent, the resignation or removal of the Escrow Agent shall become effective and such successor Escrow Agent shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder. If no successor Escrow Agent shall have been appointed at the effective date of resignation or within 30 days of a notice of removal, the Escrow Agent or any other party hereto may petition a court of competent jurisdiction for the appointment of a successor.

      SECTION 7. Compensation, Reimbursement and Indemnification of Escrow Agent. The Escrow Agent shall be entitled to compensation from the Company as shall be agreed to in writing from time to time by the Company and the Escrow Agent for all services rendered by it hereunder, as well as reimbursement from the Company for all reasonable expenses, disbursements, advances and liabilities incurred or made by the Escrow Agent hereunder (including the reasonable compensation, expenses and disbursements of the Escrow Agent's agents and counsel).

      The Company agrees to indemnify the Escrow Agent for, and to hold it harmless from and against, any loss, liability, claims, actions, damages or expenses (including reasonable expenses and disbursements of its agents and counsel) incurred without gross negligence or bad faith on the part of the Escrow Agent arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim or liability in the premises.


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

      The provisions of this Section 7 shall survive the termination of this Escrow Agreement.

      SECTION 8. Termination. This Escrow Agreement shall terminate on the earlier of (i) the redemption by the Company of all outstanding Preferred Stock (or all outstanding Exchange Debentures which have been exchanged therefor) or
(ii) the First Anniversary Date, following the release by the Escrow Agent of the Warrants held in escrow to the applicable Purchaser thereof.

      SECTION 9. Notices. Except as otherwise expressly provided herein, all demands, notices, consents, requests and other documents authorized or required to be given to any party to this Escrow Agreement shall be given in writing and either personally served on an officer of such party or mailed by registered or certified first class mail, postage prepaid, return receipt requested, or sent by facsimile (with a copy sent by first class mail promptly thereafter), addressed as follows:

      if to the Escrow Agent:

      Snoga, Inc.
      277 Park Avenue
      New York, New York 10172
      Facsimile No: (212) 892-7272
      Attention:

      if to the Company, to it at:

      Manufacturers' Services Limited
      300 Baker Avenue
      Concord, MA 01742
      Facsimile No: (978) 287-5635
      Attention: Dale Johnson, General Counsel

      with a copy to:

      Ropes & Gray
      One International Place
      Boston, MA 02110
      Facsimile No: (617) 951-7050
      Attention: Michael J. Stick, Esq.


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

      if to the Purchasers, to:

      DLJ Investment Partners II, L.P.
      277 Park Avenue
      New York, New York 10172
      Attention: Director
      Fax: (212) 892-7552

      with a copy to:

      DLJ Investment Partners II, L.P.
      277 Park Avenue
      New York, New York 10172
      Attention: Ivy Dodes
      Fax: (212) 892-2689

      and a copy to:

      Davis Polk & Wardwell
      450 Lexington Ave.
      New York, New York 10017
      Facsimile: (212) 450-4800
      Attention: John K. Knight, Esq.

      Any party may change its address by specifying in writing a new address for such notices to each of the other parties hereto.

      SECTION 10. Successors and Assigns; Amendments and Modifications. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and shall not inure to the benefit of any third party except for any holder of Notes who is not a party to this Escrow Agreement. This Escrow Agreement may not be amended or modified in any respect without the express written consent of the Company, the Escrow Agent and the Purchasers, as the case may be.

      SECTION 11. Severability. In case any one or more provisions contained in this Escrow Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.


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

      SECTION 12. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 13. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      SECTION 14. No Waiver. No course of dealing, nor any delay on the part of any party hereto in exercising any rights hereunder, or any failure to exercise the same, shall operate as a waiver of such or any other rights.

      SECTION 15. Descriptive Headings. The descriptive headings of the several sections of this Escrow Agreement are inserted for convenience only and do not constitute a part of this Escrow Agreement.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                              SNOGA, INC.

                         By:
                              -------------------------------------------
                              Name:
                              Title:


                              MANUFACTURERS' SERVICES LIMITED

                         By:  /s/ [ILLEGIBLE]
                              -------------------------------------------
                              Name:
                              Title:


                              DLJ INVESTMENT PARTNERS II, L.P.

                              By:  DLJ INVESTMENT PARTNERS II, INC.,
                                   Managing General Partner

                         By:
                              -------------------------------------------
                              Name:
                              Title:


                              DLJ INVESTMENT FUNDING II, INC.

                         By:
                              -------------------------------------------
                              Name:
                              Title:


                              DLJ ESC II L.P.

                              By:  DLJ LBO PLANS MANAGEMENT
                                   CORPORATION, General Partner

                         By:
                              -------------------------------------------
                              Name:
                              Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                              SNOGA, INC.

                         By:  /s/ [ILLEGIBLE]
                              -------------------------------------------
                              Name:
                              Title:


                              MANUFACTURERS' SERVICES LIMITED

                         By:
                              -------------------------------------------
                              Name:
                              Title:


                              DLJ INVESTMENT PARTNERS II, L.P.

                              By:  DLJ INVESTMENT PARTNERS II, INC.,
                                   Managing General Partner

                         By:  /s/ [ILLEGIBLE]
                              -------------------------------------------
                              Name:
                              Title:


                              DLJ INVESTMENT FUNDING II, INC.

                         By:  /s/ [ILLEGIBLE]
                              -------------------------------------------
                              Name:
                              Title:


                              DLJ ESC II L.P.

                              By:  DLJ LBO PLANS MANAGEMENT
                                   CORPORATION, General Partner

                         By:  /s/ [ILLEGIBLE]
                              -------------------------------------------
                              Name:
                              Title:

                              DLJ INVESTMENT PARTNERS, L.P.

                         By:  DLJ INVESTMENT PARTNERS, INC.,
                              Managing General Partner

                         By:  /s/ [ILLEGIBLE]
                              -------------------------------------------
                              Name:
                              Title:


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